Exhibit  4.  Articles  of  Amendment  to  Create  Class  A  Voting
           Convertible  Preferred  Stock

State  of  North  Carolina
Department  of  the  Secretary  of  State

ARTICLES  OF  AMENDMENT
BUSINESS  CORPORATION

Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.      The  name  of  the  corporation  is  Technology  Connections,  Inc.

2.  The  text  of  the  amendment  adopted  is  as  follows:

"The Board of Directors hereby authorizes 1,000,000 shares of a new series of preferred stock known as Class A Voting Convertible Preferred Stock, which will have the preferences, limitations and relative rights set forth below:

(1)Designation  and Rank.  The series of Preferred Stock shall be designated the
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"Class  A  Voting Convertible Preferred Stock" ("Class A Convertible Preferred")
and shall consist of 1,000,000 shares. The Class A Convertible Preferred and any other series of Preferred Stock authorized by the Board of Directors of this Corporation are hereinafter referred to as "Preferred Stock" or "Preferred." The Class A Convertible Preferred shall be senior to the common stock and all other shares of Preferred Stock that may be later authorized.

(2)No Right to Dividend.  The holders of the Class A Convertible Preferred shall
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not  be  entitled  to  receive  any  dividend.

(3)Conversion  into  Common  Stock.
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(a)  Right  to  Convert.  Each  share  of Class A Convertible Preferred shall be convertible, at the option of the holder thereof, at any time after five (5) years from the date of issuance (the "Conversion Date") into ten (10) shares of fully paid and non-assessable shares of Common Stock (the "Conversion Ratio").

(b) Mechanics of Conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Class A Convertible Preferred to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Class A Convertible Preferred a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Convertible Preferred to be converted.

(c)Adjustments  to  Conversion  Ratio.


(1)Merger or Reorganization. In case of any consolidation or merger of the Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Class A Convertible Preferred at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder's shares of Class A Convertible Preferred into shares of Common Stock pursuant to this Section 3 and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Class A Convertible Preferred would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder's rights pursuant to Section 3(a). Unless otherwise set forth by the Board of Directors, the Conversion Ratio shall not be affected by a stock dividend or subdivision (stock split) on the Common Stock of the Corporation, or a stock combination (reverse stock split) or stock consolidation by reclassification of the Common Stock. However, once the Class A Convertible Preferred has been converted to Common Stock, it shall be subject to all corporate actions that affect or modify the common stock.

(d) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, these Articles of Amendment or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Class A Convertible Preferred against impairment.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Class A Convertible Preferred pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Convertible Preferred a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class A Convertible Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio for the Class A Convertible Preferred at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Class A Convertible Preferred.

(f) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Class A Convertible Preferred at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(g) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Class A Convertible Preferred.

(4)Liquidation  Preference.  (a) In the event of any liquidation, dissolution or
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winding  up  of  the  Corporation,  whether  voluntary  or  involuntary  (a
"Liquidation"), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:

(1) The holders of the Class A Convertible Preferred shall be entitled to receive, prior to the holders of the other series of Preferred Stock and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the corporation by reason of their ownership of such stock, an amount equal to $1.00 per share with respect to each share of Class A Convertible Preferred.

(2) If upon occurrence of a Liquidation the assets and funds thus distributed among the holders of the Class A Convertible Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Class A Convertible Preferred ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
(3) After payment of the full amounts to the holders of Class A Convertible Preferred as set forth above in (1), any remaining assets of the Corporation shall be distributed pro rata to the holders of the Preferred Stock and Common Stock (in the case of the Preferred Stock, on an "as converted" basis into Common Stock).

(b) If any of the assets of the Corporation are to be distributed other than in cash under this Section 4, then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

(5)Voting  Rights.  Except  as otherwise required by law, the holders of Class A
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Convertible  Preferred  shall be entitled to notice of any stockholders' meeting and to vote as a single class (and not together with the common stockholders as one combined class) to approve any merger, sale of assets, combination or reorganization involving the Corporation, or other fundamental corporate transaction involving the Corporation, with the holders of Class A Convertible Preferred having one vote per share of such stock owned. On all other matters, the Class A Convertible Preferred shall vote with the common stockholders as one combined class, with the holders of Class A Convertible Preferred having ten
(10)  votes  per  share  of  such  stock  owned.

(6)Covenants.  (a)  In  addition  to  any  other  rights  provided  by  law, the
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Corporation  shall  not, without first obtaining the affirmative vote or written
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consent  of  the  holders  of  a  majority  of the outstanding shares of Class A
Convertible  Preferred,  do  any  of  the  following:

(1) Take any action which would either alter, change or affect the rights, preferences, privileges or restrictions of the Class A Convertible Preferred or increase the number of shares of such series authorized hereby or designate any other series of Preferred Stock;

(2)  increase  the  size  of  any  equity  incentive  plan(s)  or  arrangements;

(3)  make  fundamental  changes  to  the  business  of  the  Corporation;

(4) make any changes to the terms of the Class A Convertible Preferred or to the Corporation's Articles of Incorporation or Bylaws, including by designation of any stock;

(5) create any new class of shares having preferences over or being on a parity with the Class A Convertible Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Class A Convertible Preferred then outstanding;

(6)  accrue  any  indebtedness  in  excess  of  $20,000,000;

(7)  make  any  change  in  the  size  or  number  of  authorized  directors;

(8)  repurchase  any  of  the  Corporation's  Common  Stock;

(9) sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Corporation or more than 50% of the stock of the Corporation;

(10) make any payment of dividends or other distributions or any redemption or repurchase of common stock or options or warrants to purchase common stock of the Corporation; or

(11)  make  any  sale  of  additional  Preferred  Stock.

(7)Reissuance.  No  share or shares of Class A Convertible Preferred acquired by
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the  Corporation by reason of conversion or otherwise shall be reissued as Class
A Convertible Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Class A Preferred Stock of the Corporation.

(8)Directors.  The  holders  of  Class  A Convertible Preferred and Common Stock
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voting  together  as one combined class shall be entitled to elect the directors comprising the Board of Directors (and to fill any vacancies with respect thereto)."




3. The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

4.     The  date  of  adoption  of  the  amendment  was  April  ____,  2004.

5. The amendment was duly adopted by the board of directors without shareholder action as shareholder action was not required because the terms of the class of preferred stock were adopted by Board of Directors action pursuant to North Carolina Business Corporation Act Section 55-6-02 (b).

6.     These  articles  will  be  effective  upon  filing.


This  the  ____  day  of  April,  2004.


TECHNOLOGY  CONNECTIONS,  INC.


By__________________________
    Kevin  G.  Kyzer
    President